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                                                                    EXHIBIT 5.1

                                  May 22, 1996



Express Scripts, Inc.
14000 Riverport Drive
Maryland Heights, Missouri 63043

Ladies and Gentlemen:

    I am Senior Vice President, General Counsel and Secretary of Express Scripts, Inc., a Delaware corporation (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement"), which registers under the Securities Act of 1933, as amended (the "Securities Act"), 94,000 shares of Class A Common Stock, par value $0.01, of the Company (the "Shares"), which are to be issued upon exercise of options granted under the Company's Amended and Restated 1992 Stock Option Plan for Outside Directors as amended by the First Amendment thereto (the "Plan").

    I have examined originals or copies, certified or otherwise, identified to my satisfaction of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

    On the basis of the foregoing, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, then the Shares will be legally issued, fully paid and nonassessable.

    This opinion is not rendered with respect to any laws other than Federal law and Corporation Law of the State of Delaware.

    I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                      Yours truly,

                                      /S/ THOMAS M. BOUDREAU

                                      Thomas M. Boudreau
                                      Senior Vice President, General Counsel
                                        and Secretary